EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE PUBLIC ACCOUNTING REFORM AND
INVESTOR PROTECTION ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Aeolus Pharmaceuticals, Inc. (the “Company”) for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), Richard P. Burgoon, Jr., Chief Executive Officer and Michael P. McManus, Chief Accounting Officer, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

/s/ Richard P. Burgoon, Jr.
Richard P. Burgoon, Jr.
Chief Executive Officer
(Principal Executive Officer)
February 16, 2006

/s/ Michael P. McManus
Michael P. McManus
Chief Accounting Officer, Treasurer and Secretary
February 16, 2006